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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Genovese Drug Stores, Inc. on Form S-8 of our report dated March 3, 1994 appearing in the Annual Report on Form 10-K of Genovese Drug Stores, Inc. for the fiscal year ended January 28, 1994 and our report dated February 4, 1994 appearing in the Annual Report on Form 11-K of the Genovese Retirement and Savings Plan for the year ended December 31, 1992.


/S/ Deloitte & Touche

Jericho, New York
May 5, 1994